As filed with the Securities and Exchange Commission on July 8, 1999


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _____________________
                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                           _____________________
                      DROVERS BANCSHARES CORPORATION
          (Exact Name of Registrant as Specified in its Charter)
 Pennsylvania                                                   23-2209390
 (State of Incorporation)                                   (I.R.S. Employer
                                                      Identification Number)
                            30 South George Street
                           York, Pennsylvania  17401
                                 (717) 843-1586
(Address, including Zip Code, and Telephone Number, including Area Code, of
                        Principal Executive Offices)
                            _____________________

                      Drovers Bancshares Corporation 1999
                    Non-Employee Directors Stock Option Plan

                             (Full Title of the Plan)
                                  John D. Blecher
                                Sr. Vice President
                           Drovers Bancshares Corporation
                               30 South George Street
                              York, Pennsylvania  17401

              (Name, Address and Telephone Number of Agent for Service)
                                _____________________
                                      Copy to:

                             Charles J. Ferry, Esquire
                                 Rhoads & Sinon LLP
                         One South Market Square, 12th Floor
                                   P.O. Box 1146
                             Harrisburg, PA  17108-1146
                                  (717) 233-5731
                               _____________________
                          CALCULATION OF REGISTRATION FEE
                                    Proposed        Proposed
                                    Maximum         Maximum         Amount of
Title of Securities  Amount to be   Offering Price  Aggregate     Registration
to be Registered     Registered     Per Share(1)    Offering Price(1) Fee
Common Stock,        150,000 shares $22.50          $3,375,000.00   $938.25
    no par value

(1) Estimated solely for the purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of $22.50 per share, which was the average of the high and low prices of the Common Stock as reported on NASDAQ on June 30,1999.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents have been filed by Drovers Bancshares Corporation ("DBC") with the Securities and Exchange Commission ("SEC") and are incorporated herein by reference:

    (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

    (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of DBC's fiscal year ended December 31, 1998, including without limitation Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

    (c) The description of the DBC Common Stock contained in a registration statement filed under the Exchange Act on Form 8-A on March 1, 1983, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by DBC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pennsylvania Business Corporation Law (the "BCL") provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the Corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. The BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The BCL authorizes a corporation to purchase insurance for directors and other representatives.

The registrant's Bylaws contain the following provisions in connection with indemnification of directors and officers:

    Section 4.01. Indemnification. To the full extent permitted by the laws of the Commonwealth of Pennsylvania, as they exist on the date hereof or as they may hereafter be amended, the corporation shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, an action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director, officer or employee of the Corporation or, while serving as a director, officer or employee of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines, penalties, excise taxes and mounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, providing that there shall be no indemnification hereunder with respect to any settlement or other non adjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition. The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continued after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to these Bylaws shall deprive any Indemnitee of any right under this Article with respect to any act or omission of such Indenture occurring prior to such amendment, alteration, change, addition or repeal.

    Section 4.02. Payment of Expenses. Expenses incurred by an Indemnitee in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

    Section 4.03. When Indemnification is Not to be Made. Indemnification pursuant to Section 4.01 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foreign provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


    ITEM 8.   EXHIBITS.

         5    Opinion of Rhoads & Sinon LLP.

         23.1 Consent of Rhoads & Sinon LLP (included as part of Exhibit 5).

         23.2 Consent of Stambaugh Ness, P.C..

         24   Powers of Attorney (included as part of signature page).

         99.1 Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan.

    ITEM 9.   UNDERTAKINGS.

         A.   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Commonwealth of Pennsylvania, on June 23, 1999.


                                    DROVERS BANCSHARES CORPORATION
                                    (Registrant)


                                    By: /s/ A. Richard Pugh
                                          A. Richard Pugh
                                          Chairman, President and
                                          Chief Executive Officer

















































                                 EXHIBIT 24

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Richard Pugh and John D. Blecher, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

        Signature              Title                                Date


/s/ L Doyle Ankrum            Director                            June 23, 1999
L. Doyle Ankrum


/s/ John D. Blecher            Senior Vice President, Secretary   June 23, 1999
John D. Blecher                and Assistant Treasurer (Principal
                               Accounting Officer)


/s/ Debra A. Goodling          Executive Vice President and       June 23, 1999
Debra A. Goodling              Treasurer (Principal Financial
                               Officer)


                               Director
J. Samuel Gregory


/s/ Daniel E. Hess             Director                           June 23, 1999
Daniel E. Hess

/s/ George W. Hodges           Director                           June 23, 1999
George W. Hodges


                               Director
Herbert D. Lavetan



/s/ Richard M. Linder          Director                           June 23, 1999
Richard M. Linder


/s/ David C. McIntosh          Director                           June 23, 1999
David C. McIntosh


/s/ Frank Motter               Director                           June 23, 1999
Frank Motter


/s/ Robert L. Myers, Jr.       Director                           June 23, 1999
Robert L. Myers, Jr.


/s/ Harlowe R. Prindle         Director                           June 23, 1999
Harlowe R. Prindle


/s/ A. Richard Pugh            Director                           June 23, 1999
A. Richard Pugh


/s/ Basil a. Shorb, III        Director                           June 23, 1999
Basil A. Shorb, III


/s/ D. John Sparler            Director                           June 23, 1999
D. John Sparler


/s/ Gary A. Stewart            Director                           June 23, 1999
Gary A. Stewart


                               Director
Robert H. Stewart, Jr.


/s/ Delaine A. Toerper         Director                           June 23, 1999
Delaine A. Toerper


/s/ James S. Wisotzkey         Director                           June 23, 1999
James S. Wisotzkey











                           INDEX TO EXHIBITS



Exhibit No.             Exhibit


5                       Opinion of Rhoads & Sinon LLP.

23.1                    Consent of Rhoads & Sinon LLP (included as part of
                        Exhibit 5).

23.2                    Consent of Stambaugh Ness, P.C.

24                      Powers of Attorney (included as part of signature page).

99.1                    Drovers Bancshares Corporation 1999 Non-Employee
                        Directors Stock Option Plan.







































                                   EXHIBIT 5
                     Opinion and Consent of Rhoads & Sinon LLP


Charles J. Ferry, Esquire
Direct Dial Number (717) 233-5731


June 29, 1999

Drovers Bancshares Corporation
30 South George Street
York, PA 17401

      Re:  Registration Statement on Form S-8
           for Drovers Bancshares Corporation
           1999 Non-Employee Directors' Stock Option Plan

Gentlemen:

      Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission regarding the registration of 150,000 shares of common stock, no par value, of Drovers Bancshares Corporation (the "Corporation") for issuance pursuant to the above referenced benefit plan.

      We have examined the records related to the organization of the Corporation, its Articles of Incorporation, By-Laws and all amendments thereto, and the records of proceedings of its stockholders and directors.

      Based upon the foregoing, and upon the examination of such other documents as we have deemed necessary to express the opinions hereinafter set forth, we are of the opinion that:

      (1) The Corporation is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania; and

      (2) The securities to be registered will, when issued, be legally issued and outstanding stock of the Corporation, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the said Registration Statement and to all references to us therein.

      In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               RHOADS & SINON LLP
                                               Harrisburg, PA

                                               By: /s/ Charles J. Ferry
                                                  Charles J. Ferry




                                  EXHIBIT 23.2

                          Consent of Independent Auditors




     We hereby consent to the use in this Registration Statement (Form S-8) pertaining to the Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan of our report dated January 15, 1999 relating to the consolidated financial statements of Drovers Bancshares Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998.








/s/ STAMBAUGH NESS, P.C.

York, Pennsylvania
June 29, 1999
































                                 EXHIBIT 99.1

                          DROVERS BANCSHARES CORPORATION

                   1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                   ARTICLE 1
                                 INTRODUCTION

     The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Non-Employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of experienced and knowledgeable Non-Employee Directors and (c) linking Non-Employee Directors directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for awards in the form of non-statutory stock options and by providing a mechanism for Non-Employee Directors to receive all or a portion of the director's annual retainer payments and meeting fees in the form of Options. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (except its choice-of-law provisions). Capitalized terms are defined in Article 12.

                                   ARTICLE 2
                                 ADMINISTRATION
     2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of either (a) the Board itself or (b) two or more disinterested directors of the Company who shall be appointed by the Board. If the Board does not appoint a separate committee to administer the Plan, then the Board shall be the Committee. A member of the Board shall be deemed to be "disinterested" for the purposes of service on a separate committee of the Board only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors or other eligible directors, if any, administering plans intended to qualify for exemptions under Rule 16b-3 (or its successor) under the Exchange Act dependent on approval by non-employee or disinterested directors.

     2.2  Committee Responsibilities.    The Committee shall (a) determine
the type, number, vesting requirements and other features and conditions of Options to be granted under the Plan to the extent not specified in the Plan,
(b) interpret the Plan and (c) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee may delegate some or all of the ministerial functions in connection with the Plan to a committee of the Board or to a department or officers of the Company; provided that decisions concerning the grant of Options and the terms of Options may only be made by the Committee. No member of the Committee shall be liable for any good faith actions or omissions in connection with the Plan.

                                   ARTICLE 3
                         SHARES AVAILABLE FOR GRANTS
     3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares for which Options may be awarded under the Plan shall not exceed 150,000. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 7.

     3.2 Additional Shares. If Options are forfeited or if Options terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Options under the Plan.

                                   ARTICLE 4
                                  ELIGIBILITY
     4.1 General Rules. Only Non-Employee Directors of the Company or a Designated Subsidiary shall be eligible for designation as Participants by the Committee. Non-Employee Directors shall receive no Options except as described in this Article 4.

     4.2  Performance Grants.
          (a) Unless the Committee, in its discretion, determines not to grant Options pursuant to this Section 4.2 for a particular year, on March 1 of each calendar year commencing with the year 2000, each Non-Employee Director then in office who has been in office since at least July 1 of the most recently completed calendar year shall receive an Option covering a number of Common Shares to be determined each year by the Board of Directors based on the Company's return on equity ("ROE") for the most recently completed calendar year. The Committee shall establish a range of ROE performance targets and related number of Option shares to be awarded pursuant to this Section 4.2 upon the achievement of the specified target. Performance targets and the number of Option shares to be awarded shall be subject to change by the Committee from time to time in the discretion of the Committee.

          (b) The number of shares determined pursuant to Subsection (a) of this Section 4.2 shall be subject to adjustment under Article 7. In the event that for any reason an ROE for a previous calendar year is not available as of March 1 for the succeeding year, the grant date shall be as soon as practicable thereafter as determined by the Committee.

          (c) All Options granted to a Non-Employee Director under this
     Section 4.2 shall be immediately exercisable.

          (d) Unless otherwise determined by the Committee, in its discretion from time to time, the Exercise Price under Options granted to a Non-Employee Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable as provided in Article 6.

          (e) All Options granted to a Non-Employee Director under this
     Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant, and (ii) the date 60 months after the termination of such Non-Employee Director's service as a director for any reason, subject to earlier termination as provided in Section 5.3 and 7.2.

          (f) Participants, who are Directors of both the Company and a Designated Subsidiary shall only be eligible for performance grants as a Director of the Company pursuant to this Section 4.2.







     4.3 Discretionary Grants. The Committee may also from time to time during the existence of the Plan award Options to Non-Employee Directors on such terms and conditions as the Committee establishes in its discretion, provided such terms and conditions shall be consistent with the Plan. Unless otherwise determined by the Committee, in its discretion from time to time, the Exercise Price under all Options granted pursuant to this Section 4.3 shall be 100% of the Fair Market Value of a Common Share on the date of grant. No Option granted pursuant to this Section 4.3 may have a term in excess of ten years. The provisions of discretionary Options granted pursuant to this
Section 4.3 with respect to exercisability, payment of the Exercise Price and termination may be different than the provisions for Options awarded pursuant to Section 4.2 of the Plan.

     4.4  Payment of Director's Fees in Options.
          (a) The provisions of this Section 4.4 shall be effective only if the Board has determined to implement such provisions and only so long as the Board has not suspended or terminated the provisions.

          (b) A Non-Employee Director may elect to receive Options in lieu of all or a portion of such Director's retainer payments and/or any meeting fees from the Company or a Designated Subsidiary. Such Options shall be issued under the Plan. An election under this Section 4.4 shall be filed with the Company on the form prescribed by the Company and in accordance with procedures established by the Company. The election may be amended or canceled by filing a new form with the Company in accordance with such procedures as may be established by the Company from time to time.

          (c) The number of Options (or Common Shares covered by an Option) to be granted to Non-Employee Directors in lieu of retainers and any meeting fees that would otherwise be paid in cash shall be calculated using the Black-Scholes Option Pricing Model or in such other manner determined by the Board from time to time. Only Options for a specified number of whole Common Shares shall be granted and rounding adjustments of any calculations shall be within the discretion of the Committee.

          (d) Options granted pursuant to this Section 4.4 shall have the terms specified in Subsections (c), (d) and (e) of Section 4.2 and shall be subject to adjustment under Article 7.

                                   ARTICLE 5
                            STOCK OPTION AGREEMENT
     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company, which Agreement shall incorporate by reference the terms of the Plan. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms approved by the Committee that are not inconsistent with the Plan. Subject to the terms of the Plan, the Stock Option Agreements and the terms thereof need not be identical. All Options shall be non-statutory options intended not to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of whole Common Shares initially subject to the Option and shall provide for the adjustment of such number in accordance with Article 7.



     5.3 Exercisability and Term. Each Stock Option Agreement shall specify the Exercise Price and the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option consistent with the terms of the Plan. A Stock Option Agreement for a discretionary Option awarded pursuant to Section 4.3 may provide for accelerated exercisability in the event of the Optionee's death, disability or termination of service on the Board or on the board of directors of a Designated Subsidiary or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service on the Board or on the board of directors of a Designated Subsidiary.

     5.4 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                                   ARTICLE 6
                    EXERCISE AND PAYMENT FOR OPTION SHARES
     6.1 Procedure for Exercise. An Option may be exercised, in whole or in part, from time to time prior to its expiration or termination. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment of the Exercise Price for the Common Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 6.2. The minimum number of Shares with respect to which an option may be exercised at any one time shall be one hundred (100) Shares, unless the number purchased is the total number at the time available for purchase under the Option. An Option may not be exercised for a fractional Share.

     6.2 Payment in Cash or Stock. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased or with Common Shares which have already been owned by the Optionee for more than six months, or by a combination of cash and previously owned Common Shares. The previously owned Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. Unless prohibited by the Committee, payment may also be made as provided in Section 6.3.

     6.3 Exercise/Sale. Unless prohibited by the Committee, payment of the Exercise Price may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any applicable withholding taxes; provided that the Company shall not be required to deliver certificates for the shares purchased upon exercise of an Option until it has received full payment, including payment of such sale proceeds.

     6.4 Discretionary Options. With respect to discretionary Options granted pursuant to Section 4.3, the Committee may also provide for payment to be made in any other form that is consistent with applicable laws, regulations and rules.

                                   ARTICLE 7
                          PROTECTION AGAINST DILUTION
     7.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options available for future award under Article 3, (b) the number of Options to be granted to Non-Employee Directors under Articles 4, (c) the number of Common Shares covered by each outstanding Option and/or the Exercise Price under each outstanding Option. Except as provided in this Article 7, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     7.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or association, or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

                                   ARTICLE 8
                             LIMITATION OF RIGHTS
     8.1 Retention Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws and the applicable articles of incorporation and by-laws.

     8.2 Shareholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by a Participant's Options prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Article 7.

     8.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing, and, in connection with the foregoing, to place such restrictive legends as it deems appropriate on the certificates for any Common Shares issued pursuant to the Plan.

                                   ARTICLE 9
                           WITHHOLDING TAXES (IF ANY)
     9.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or a Participant's successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     9.2 Share Withholding. The Committee may, in its discretion, permit a Participant to satisfy all or part of a Participant's withholding or income tax obligations, if any, by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to the Participant or by surrendering all or a portion of any Common Shares that the Participant previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                                   ARTICLE 10
                      ASSIGNMENT OR TRANSFER OF OPTIONS

     An Option shall be transferable only as provided in the applicable Stock Option Agreement. Such Agreement may permit a transfer of the Option by beneficiary designation, will or intestate succession.

                                   ARTICLE 11
                              FUTURE OF THE PLAN
     11.1 Term of the Plan. The Plan, as set forth herein, shall become effective on January 1, 1999, subject to shareholder approval of the Plan at the Company's 1999 Annual Meeting of Shareholders. The Plan shall remain in effect until it is terminated under Section 11.2.

     11.2 Amendment, Suspension or Termination. The Board may, at any time and for any reason, amend, suspend or terminate the Plan or any provision hereof. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Option previously granted under the Plan.

                                   ARTICLE 12
                                  DEFINITIONS
     12.1 Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     12.2 Board means the Company's Board of Directors, as constituted from time to time.

     12.3  Code means the Internal Revenue Code of 1986, as amended.

     12.4 Committee means the Board itself or a committee of the Board designated to administer the Plan, as described in Article 2.

12.5 Common Share means one share of the common stock of the Company.

     12.6 Company means Drovers Bancshares Corporation, a Pennsylvania corporation.

     12.7 Designated Subsidiary means a Subsidiary that the Board has designated as a "Designated Subsidiary" for purposes of this Plan. The Board, in its discretion, may designate a Subsidiary as a Designated Subsidiary for purposes of grants pursuant to Sections 4.2, 4.3 and 4.4 or any one or more of such Sections.

     12.8  Exchange Act means the Securities Exchange Act of 1934, as amended.

     12.9 Exercise Price means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     12.10 Fair Market Value as of a specific date means the fair market value of a Common Share, determined by the Committee as follows:

            (a) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or The Nasdaq National Market, then the Fair Market Value shall be equal to the closing price Quoted for such date by the Nasdaq system or The Nasdaq National Market or, in the absence of reported trading in the Common Stock on such date, the mean between the lowest bid and highest asked price, each as reported for such date (or for the previous business day if the date is not a business day); or

            (b) If in the judgment of the Committee, the foregoing provision is not applicable or appropriate under the circumstances, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     12.11 Non-Employee Director for purposes of eligibility to participate in the Plan shall mean a member of the Board or a member of the board of directors of a Designated Subsidiary who is not a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     12.12 Option means a non-statutory stock option granted under the Plan and entitling the holder to purchase a specified number of Common Shares.

     12.13  Optionee means an individual or estate who holds an Option.

     12.14 Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     12.15  Participant means an individual or estate who holds an Option.

     12.16 Plan means this Drovers Bancshares Corporation 1999 Non-Employee Directors Stock Option Plan, as amended from time to time.

     12.17 Stock Option Agreement means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to an Option.


12.18 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.